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                EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of UICI for the registration of 1,634,876 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1997, with respect to the consolidated financial statements and schedules of UICI included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP

Dallas, Texas
March 25, 1997